EXHIBIT 23.4

Consent of Independent Auditor

The Board of Directors and Stockholders
SemGroup Corporation
Tulsa, Oklahoma
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170968, 333-189905 and 333-214561) and Form S-3 (File Nos. 333-210044 and 333-220946) of SemGroup Corporation of our report dated February 24, 2017, relating to the 2016 financial statements of White Cliffs Pipeline, L.L.C., which appears in Exhibit 99.1 in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 28, 2019